Exhibit 21.1

NAME OF SUBSIDIARY	FORMER NAME	JURISDICTION OF FORMATION

Whitestone REIT Operating Partnership, LP	Hartman REIT Operating Partnership, LP	Delaware
Whitestone REIT Operating Partnership III GP, LLC	Hartman REIT Operating Partnership III GP, LLC	Texas
Whitestone REIT Operating Partnership III LP	Hartman REIT Operating Partnership III LP	Texas
Whitestone REIT Operating Partnership III LP, LTD	Hartman REIT Operating Partnership III LP, LTD	Texas
Whitestone REIT Operating Partnership II GP, LLC	Hartman REIT Operating Partnership II GP, LLC	Delaware
Whitestone REIT Operating Partnership II LP	Hartman REIT Operating Partnership II LP	Texas
Whitestone REIT Operating Company IV, LLC	HCP REIT Operating Company IV, LLC	Texas
Whitestone Pima Norte LLC	n/a	Texas
Whitestone CP West LLC	n/a	Texas
Whitestone Featherwood, LLC	n/a	Texas
Whitestone Offices LLC	n/a	Texas
Whitestone Centers LLC	n/a	Texas
Whitestone Industrial-Office LLC	n/a	Texas
Whitestone Retail Services, L.L.C.	n/a	Delaware
Whitestone Brokerage Services, L.L.C.	n/a	Texas
Whitestone SunnySlope Village, L.L.C.	n/a	Delaware